Exhibit 99.1

N E W S    R E L E A S E

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Corporation Announces Additional Extension By Lender

Waco, Texas July 5, 2007…… FirstCity Financial Corporation (NASDAQ: FCFC) FirstCity has obtained the consent of the Bank of Scotland, as agent and lender, to the delivery of the annual audited and unaudited financial statements of FirstCity for Fiscal Year 2006, the monthly financial statements for January 2007 through June 2007, the Annual Report on Form 10-K for the year ended December 31, 2006 and the Form 10-Q for the period ending March 31, 2007, by a date not later than July 31, 2007. The extension was granted under the terms of both FirstCity’s Revolving Credit Agreement dated as of November 12, 2004, and the acquisition facility provided to FH Partners L.P., a wholly-owned affiliate of FirstCity, under the Revolving Credit Agreement dated as of August 26, 2005, to allow FirstCity and FH Partners, L.P. to continue to utilize those loan facilities in the normal course of business.

Forward — Looking Statements

This press release contains statements that are forward-looking in nature, including, without limitation, statements relating to the filing of FirstCity’s 2006 Form 10-K and the Form 10-Q for the period ending March 31, 2007, the announcement of FirstCity’s financial results for the 2006 fourth quarter and fiscal year and for the 2007 first quarter; and the timing, results and effect of the independent Audit Committee investigation.  These statements are just management’s expectations and involve risks and uncertainties, such that actual results may differ significantly.  These risks include, but are not limited to, additional actions resulting from the continuing independent Audit Committee investigation.

FirstCity Financial is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in France and Mexico. Its common stock is listed on the NASDAQ Global Select Market System under the symbol “FCFC.”